UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

BARINGTON/HILCO ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36832	47-1455824
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

888 Seventh Avenue, 17th Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 974-5710

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On February 11, 2015, Barington/Hilco Acquisition Corp. (the “Company”), a Delaware corporation formed as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, consummated the initial public offering (“IPO”) of 4,000,000 of its units (“Units”). Each Unit consists of one share of Common Stock, $.0001 par value per share (“Common Stock”), one right (“Right”) to receive one-tenth of one share of Common Stock upon consummation of the Company’s initial business combination and one warrant entitling the holder to purchase one-half of one share of Common Stock at a price of $12.50 per full share commencing on the later of the Company’s completion of its business combination or February 5, 2016 (“Warrant”). Simultaneously with the consummation of the IPO, the Company consummated the private placement of 295,000 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,950,000. Of the Private Placement Units, 285,000 were purchased by insiders of the Company and 10,000 were purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO.

On February 18, 2015, the Company consummated the closing of the sale of 293,069 Units which were sold pursuant to the underwriters’ over-allotment option.

The 4,293,069 Units sold in the IPO, including the 293,069 Units sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42,930,690. Of the gross proceeds of the IPO and simultaneous private placements, $43,642,769 (or approximately $10.1659 per share sold in the IPO) were placed in trust.

A copy of the press release issued by the Company announcing the consummation of the sale of the Units pursuant to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
99.1	Press Release dated February 18, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2015

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ James A. Mitarotonda
James A. Mitarotonda
Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 18, 2015

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